Exhibit 99.1

Enveric Biosciences Announces Reverse Stock Split

Common Stock Will Begin Trading on a Split-Adjusted Basis on October 28, 2025

CAMBRIDGE, Mass., October 23, 2025 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company advancing next-generation neuroplastogenic small molecules to address psychiatric and neurological disorders, today announced that it intends to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 12 pre-split shares. The reverse stock split will become effective at 8:00 a.m., New York time, on Tuesday, October 28, 2025. Enveric’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “ENVB” and will begin trading on a split-adjusted basis when the market opens on Tuesday, October 28, 2025.

At the Company’s annual meeting of stockholders on May 29, 2025, the Company’s stockholders conditionally approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-5 to 1-for-50, upon the Company receiving a delisting determination from the Nasdaq Capital Market (“Nasdaq’) for failure to maintain the required minimum bid price, with such ratio to be determined by the Company’s board of directors (the “Board”) and included in a public announcement. On October 22, 2025, the Company received a delisting determination from Nasdaq, and the Board determined to effect the reverse stock split at a ratio of 1-for-12 and approved the corresponding final form of the certificate of amendment.

At the effective time of the reverse stock split, every 12 shares of Enveric’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-12 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of Enveric’s common stock outstanding from 6,219,568 shares to approximately 518,297 shares. Proportional adjustments will be made to the number of shares of Enveric’s common stock issuable upon exercise or conversion of Enveric’s equity awards and warrants, as well as the applicable exercise price. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company’s transfer agent, Equiniti Trust Company, LLC, at 800-468-9716.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of protected chemical structures, Enveric is advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Enveric’s lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT₂A and 5-HT₁B receptors to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: remain listed on Nasdaq, finalize and submit its IND filing to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations

Tiberend Strategic Advisors, Inc.
David Irish
(231) 632-0002
dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com